SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2013

SITESTAR CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-27763	88-0397234
(State of Incorporation)	(Commission File Number)	(IRS Identification No.)

7109 Timberlake Road

Lynchburg, VA 24502

 (Address of principal executive offices) (Zip Code)

(434) 239-4272

 (Registrant's telephone number, including area code)

NOT APPLICABLE

 (Former name or former address, if changed since last report)

Item 5.02 Election of Director

Effective October 21, 2013, Pursuant to the authority granted to the directors by the Nevada Revised Statutes and by the Bylaws of Sitestar Corporation (the Company) to take action by unanimous written consent without a meeting, the directors of the Company do hereby consent to, adopt, ratify, confirm and approve, as of October 21, 2013, the following recital and resolution.

APPOINTMENT OF DIRECTORS TO FILL VACANCIES

WHEREAS, the Board of Directors nominates Jeffrey Moore to serve as director of the Company effective immediately.

Item 7.  Financial Statement and Exhibits

(c)   Exhibits:

Exhibits	Description

10.1	UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING OF THE BOARD OF DIRECTORS OF SITESTAR CORPORATION dated October 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 29, 2013	SITESTAR CORPORATION

		By:	/s/ Frank Erhartic
		Name:	Frank Erhartic
		Title:	President